Exhibit 10.23

SECOND AMENDMENT TO CREDIT AGREEMENT

                    This Second Amendment to Credit Agreement (this “Amendment”) is entered into as of February 18, 2003, by and among SMART & FINAL INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, the financial institutions and other entities party hereto (the “Lenders”) and BNP PARIBAS, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

                    A.     The Borrower, the Lenders, the Administrative Agent, Harris Trust & Savings Bank, as syndication agent, and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as documentation agent, are parties to that certain Credit Agreement dated as of November 30, 2001 (as amended to date, the “Credit Agreement”).  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement.

                    B.     The Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement as provided hereinbelow.

                    NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                    Section 1.     Section References.  Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

                    Section 2.     Acknowledgment and Extension of Section 2.05(b)(iii).  The Lenders hereby (a) acknowledge that the Canoga Park, California property which was sold on December 24, 2001 was in escrow on the Closing Date and that the Net Cash Proceeds in the amount of $774,254.19 from the sale of such property were not subject to the mandatory prepayment requirement of Section 2.05(b)(iii) and (b) acknowledge that the Borrower sold certain assets during the Fiscal Year ended December 29, 2002 and agree to extend the required date of prepayment of the outstanding Advances under Section 2.05(b)(iii) from the date of receipt of the Net Cash Proceeds of such asset sales to the date hereof.

                    Section 3.     Calculation of Commitment Fee under Section 2.07(a).  The Borrower hereby acknowledges and agrees that the commitment fee payable under Section 2.07(a) prior to the date hereof has been calculated on the basis of the Revolving Facility in effect prior to any reduction pursuant to Section 2.04(b).  The Lenders and the Borrower hereby agreed that from and after the date hereof, the commitment fee shall be calculated on the basis of the Revolving Facility as reduced in accordance with Section 2.04(b).

                    Section 4.     Amendment to Section 6.03 (Reporting Requirements).

                                         (a)     Section 6.03(a) (Borrowing Base Certificate).  Section 6.03(a) is hereby amended by deleting such section in its entirety and replacing it with the following:

          “(a)     Borrowing Base Certificate.  Monthly, within 15 days after the last Business day of each 4-week fiscal period of the Borrower and at any other time requested by the Administrative Agent, a Borrowing Base Certificate, which shall: (i) be completed substantially in the form of Exhibit K, (A) detailing the Borrower’s Eligible Accounts Receivable and Eligible Inventory as of the last day of such fiscal 4-week period or as of such other date as the Administrative Agent may request, and (B) verifying, as of the end of such fiscal 4-week period, compliance with the covenants contained in Sections 6.02(a), (b), (d), (e), (f), (g) and 6.04, and the computations (which shall be set forth therein) used in determining such compliance; (ii) be prepared by or under the supervision of the Borrower’s chief executive officer, chief financial officer, treasurer or controller and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (iii) include such additional schedules and other information as the Administrative Agent may reasonably request.

                                         (b)     Addition of Section 6.03(q) (Business Plan) and 6.03(r) (Dispositions and Commitment Reductions).  Section 6.03(q) shall be renumbered as Section 6.03(s), and new Sections 6.03(q) and (r) are hereby added to the Credit Agreement and shall read in their entirety as follows:

          “(q)   Business Plan.  On or before June 2, 2003, a revised business plan for the principal operating units of the Borrower, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          (r)     Dispositions and Commitment Reductions.  Together with the delivery of financial statements pursuant to Sections 6.03(c) and (d), a certificate from the chief executive officer, chief financial officer, treasurer or controller of the Borrower stating the following information:

(i) the amount of Net Cash Proceeds received from sales or other dispositions of assets of the Borrower or any other Loan Party since the beginning of the applicable Fiscal Year;

(ii) the amount of Net Cash Proceeds received from sales or other dispositions of assets of the Borrower or any other Loan Party during the applicable fiscal quarter of the Borrower;

                    (iii)  the amount of Net Cash Proceeds received from sales or other dispositions of assets of the Borrower or any other Loan Party since the beginning of the applicable Fiscal Year which are in excess of $2,500,000;

(iv) the amount of the outstanding Advances required to be prepaid pursuant to Section 2.05(b)(iii) for the applicable fiscal quarter of the Borrower;

(v) the amount of the Revolving Facility prior to any prepayment of the outstanding Advances pursuant to Section 2.05(b)(iii); and

                    (vi)  the amount by which the Revolving Facility is automaticaly and permanently reduced pursuant to Section 2.04 and the dates of each such reduction during the applicable fiscal quarter of the Borrower.”

            Section 5.     Amendment to Section 6.04 (Financial Covenants).  Section 6.04 is hereby amended to read in its entirety as follows:

            Section 6.04.  Financial Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                                         (a)     Net Worth.  Maintain at all times a Consolidated Net Worth of not less than the sum of (i) $260,000,000, plus (ii) 50% of positive cumulative Consolidated Net Income for any fiscal quarter of the Borrower ending after the fiscal quarter ended October 8, 2001 (but without any deduction for any period in which Consolidated Net Income is a negative number) plus (iii) 100% of the amount of all cash proceeds of any equity issuances by the Borrower or any of its Subsidiaries after the date hereof; provided, however, that changes in other comprehensive income after December 29, 2002 shall be disregarded in calculating Consolidated Net Worth.

                                         (b)     Senior Leverage Ratio.  Not permit the Senior Leverage Ratio at the end of the fiscal quarters of the Borrower set forth below to exceed the correlative ratio indicated:

Fiscal Quarter	Senior Leverage Ratio

Fourth Quarter 2001	3.25 to 1.0
First Quarter 2002	3.25 to 1.0
Second Quarter 2002	3.50 to 1.0
Third Quarter 2002	3.50 to 1.0
Fourth Quarter 2002	3.25 to 1.0
First Quarter 2003	3.55 to 1.0
Second Quarter 2003	3.00 to 1.0
Third Quarter 2003	3.00 to 1.0
Fourth Quarter 2003	3.00 to 1.0
First Quarter 2004	2.75 to 1.0
Second Quarter 2004	2.75 to 1.0
Third Quarter 2004	2.75 to 1.0

                                         (c)     Adjusted Leverage Ratio.  Not permit the Adjusted Leverage Ratio at the end of the fiscal quarters of the Borrower set forth below to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio

Fourth Quarter 2001	4.50 to 1.0
First Quarter 2002	4.60 to 1.0
Second Quarter 2002	4.80 to 1.0
Third Quarter 2002	4.75 to 1.0
Fourth Quarter 2002	4.70 to 1.0
First Quarter 2003	5.00 to 1.0
Second Quarter 2003	4.50 to 1.0
Third Quarter 2003	4.50 to 1.0
Fourth Quarter 2003	4.25 to 1.0
First Quarter 2004	4.25 to 1.0
Second Quarter 2004	4.25 to 1.0
Third Quarter 2004	4.25 to 1.0

                                         (d)     Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio at the end of the fiscal quarters of the Borrower set forth below to be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio

Fourth Quarter 2001	2.00 to 1.0
First Quarter 2002	1.85 to 1.0
Second Quarter 2002	1.85 to 1.0
Third Quarter 2002	1.85 to 1.0
Fourth Quarter 2002	1.85 to 1.0
First Quarter 2003	1.75 to 1.0
Second Quarter 2003	1.95 to 1.0
Third Quarter 2003	1.95 to 1.0
Fourth Quarter 2003	1.95 to 1.0
First Quarter 2004	1.95 to 1.0
Second Quarter 2004	1.95 to 1.0
Third Quarter 2004	1.95 to 1.0

                                         (e)     Capital Expenditures.

                   (i)     Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed $50,000,000 during the Fiscal Year ended December 29, 2002 and $40,000,000 during each Fiscal Year thereafter.

(ii) Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital

Expenditures made by the Borrower and its Subsidiaries to exceed $12,500,000 during any fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 23, 2003.

                    (iii)     Not make, or permit Port Stockton Food Distributors, Inc. to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by or on behalf of Port Stockton Food Distributors, Inc. to exceed $2,000,000 during any Fiscal Year commencing with the Fiscal Year ending December 28, 2003.

                    (iv)     Not make, or permit Port Stockton Food Distributors, Inc. to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by or on behalf of Port Stockton Food Distributors, Inc. to exceed $600,000 during any fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 23, 2003.

                                         (f)     Maximum EBIT Loss.  Not permit Port Stockton Food Distributors, Inc. to incur an operating loss (before interest and taxes) of more than (i) $3,750,000 for the fiscal quarter of the Borrower ending March 23, 2003, (ii) $3,500,000 for the fiscal quarter of the Borrower ending June 15, 2003 or (iii) $2,500,000 for any fiscal quarter of the Borrower thereafter.

                    Section 6.     Waiver of Default.  The Lenders hereby waive any Default or Event of Default which may have occurred in connection with the Borrower’s failure to comply with Section 6.04 for the Fiscal Year or the fiscal quarter of the Borrower ended December 29, 2002.

                    Section 7.     Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

                              (a)     The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

                    (i)     Amendment Documents.  This Amendment and any other instrument, document or certificate required by the Administrative Agent to be executed or delivered by the Borrower or any other Person in connection with this Amendment, duly executed by such Persons (the “Amendment Documents”);

(ii) Consent of Required Lenders. The written consent of the Required Lenders to this Amendment;

                    (iii)     Amendment to Synthetic Lease Documents.  Evidence that (A) the financial covenants contained in the Synthetic Lease Documents have been amended in the same manner as set forth in this Amendment and (B) any conforming changes to the Synthetic Lease

Documents reasonably requested by the Administrative Agent have been made;

(iv) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

                              (b)     The Administrative Agent shall have received $2,678,190.21 from the Borrower to be applied in accordance with Section 2.05(c), which amount equals the Net Cash Proceeds in excess of $2,500,000 from the sale or other disposition of assets of the Borrower or any other Loan Party during the Fiscal Year ended December 29, 2002.

                              (c)     Each of the Lenders consenting to this Amendment on or prior to 5:00 p.m. (EST) on February 14, 2003 shall have received an amendment fee of 0.15% of its Commitment (without giving effect to any reductions in the Revolving Facility or such Lender’s Commitment pursuant to Section 2.04(b)).

                              (d)     The representations and warranties contained herein and in the Credit Agreement shall be true and correct as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                              (e)     All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent.

                              (f)     No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

                    Section 8.     Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower’s certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of such earlier date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement (as amended by this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

                    Section 9.     Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

                    Section 10.     Certain Waivers.  The Borrower and each Guarantor hereby agrees that neither the Administrative Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against the Administrative Agent and the Lenders based upon, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of any discussions or actions taken or not taken by the Administrative Agent or the Lenders on or before the date hereof or the discussions conducted pursuant hereto, or any course of action taken by the Administrative Agent or any Lender in response thereto or arising therefrom.  This Section 10 shall survive the execution and delivery of this Amendment and the other Loan Documents and the  termination of the Credit Agreement.

                    Section 11.     Reference to Agreement.  Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

                    Section 12.     Costs and Expenses.  The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

                    Section 13.     Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                    Section 14.     Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                    Section 15.     Limited Effect.    This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights any Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments or grant any waivers under the same or similar circumstances in the future.

                    Section 16.     Ratification By Guarantors.  Each of the Guarantors hereby agrees to this Amendment and acknowledges that such Guarantor’s Guaranty shall remain in full force and effect without modification thereto.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SMART & FINAL INC., as Borrower

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

AMERICAN FOODSERVICE DISTRIBUTORS

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

SMART & FINAL STORES CORPORATION

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

SMART & FINAL OREGON, INC.

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

PORT STOCKTON FOOD DISTRIBUTORS, INC.

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:
Senior Vice President—Finance

By:

Name:
Title:

HENRY LEE COMPANY

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President—Finance

By:

Name:
Title:

AMERIFOODS TRADING COMPANY

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

CASINO FROZEN FOODS, INC.

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

FOODSERVICESPECIALISTS.COM, INC.

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

OKUN PRODUCE INTERNATIONAL, INC.

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

HL HOLDING CORPORATION

By:	/s/ RICHARD PHEGLEY

Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

By:

Name:
Title:

BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ SEAN CONLON

Name:	Sean T. Conlon
Title:	Managing Director

By:	/s/ C. BETTLES

Name:	C. Bettles
Title:	Managing Director

HARRIS TRUST & SAVINGS BANK
By:

Name:
Title:

COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ BRAD SCOTT

Name:	Bradford F. Scott
Title:	Executive Director

By:	/s/ IAN REECE

Name:	Ian Reece
Title:	Managing Director

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ ERIC DULOT

Name:	Eric Dulot
Title:	Vice President

By:	/s/ F LANDRIOT

Name:	Frederic Landriot
Title:	Assistant Vice President

COBANK, ACB

By:	/s/ S. RICHARD DILL

Name:	S. Richard Dill
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ PETER THOMPSON

Name:	Peter Thompson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ JANET JORDAN

Name:	Janet Jordan
Title:	Vice President

NATEXIS BANQUE-BFCE

By:	/s/ ANNE ULRICH

Name:	Anne Ulrich
Title:	Vice President

By:	/s/ NICHOLAS REGENT

Name:	Nicolas Regent
Title:	V.P. Multinational

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:	/s/ STEVE GOETSCHIUS

Name:	Steve Goetschius
Title:	SVP

CITY NATIONAL BANK

By:	/s/ ABDI RAIS

Name:	Abdi Rais
Title:	S.V.P.

RZB FINANCE LLC

By:	/s/ JOHN A. VALISKA

Name:	John A. Valiska
Title:	Group Vice President

By	/s/ CHRISTOPH HOEDL

Name:	Christoph Hoedl
Title:	Vice President

BANK OF THE WEST

By:	/s/ JAKE LITTLE

Name:	Jake Little
Title:	Officer

PREFERRED BANK

By:	/s/ WALT DUCHANIN

Name:	Walt Duchanin
Title:	Executive Vice President and Chief Credit Officer

BANK LEUMI USA

By:	/s/ JACQUES V. DELVOYE

Name:	Jacques V. Delvoye
Title:	V.P.